CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O’Reilly, Co-Principal Executive Officers, and Lisa M. Dallmer, Principal Financial Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David P. Butler
David P. Butler
Co-Principal Executive Officer
DFA Investment Dimensions Group Inc.

Date:	January 6, 2021

By:	/s/ Gerard K. O’Reilly
Gerard K. O’Reilly
Co-Principal Executive Officer
DFA Investment Dimensions Group Inc.

Date:	January 6, 2021

By:	/s/ Lisa M. Dallmer
Lisa M. Dallmer
Principal Financial Officer
DFA Investment Dimensions Group Inc.

Date:	January 6, 2021